Exhibit 99.1

For immediate release	For More Information:
James Gordon, Executive Vice President
325.627.7155

FIRST FINANCIAL BANKSHARES ANNOUNCES SECOND QUARTER EARNINGS RESULTS

ABILENE, Texas, July 23, 2020 - First Financial Bankshares, Inc. (NASDAQ: FFIN) today reported earnings for the second quarter of 2020 of $53.47 million when compared with earnings of $42.09 million in the same quarter last year and $37.23 million in the first quarter of 2020. Basic and diluted earnings per share were $0.38 for the second quarter of 2020 compared with $0.31 in the same quarter a year ago and $0.26 for the first quarter of 2020.

All amounts for the three and six-months ended June 30, 2020, include the results of the Company’s acquisition of TB&T Bancshares, Inc. and its wholly-owned subsidiary, The Bank & Trust of Bryan/College Station, Texas which was effective January 1, 2020. As of the acquisition date, The Bank & Trust of Bryan/College Station had total assets of $631.26 million, total loans of $455.18 million and total deposits of $548.38 million. The Company recorded a $7.65 million discount on the acquired loan portfolio.

“We are very pleased with our second quarter earnings performance, especially in the current environment of a pandemic, the shutdown of the economy and lower oil and gas prices,” said F. Scott Dueser, Chairman, President and CEO. “We could not be prouder of our team that responded quickly to the SBA-PPP program and funded nearly 6,500 loans totaling over $700 million which not only took care of our existing customers but brought many new loan and depository customers from other banks that were not as well prepared to offer the PPP program or chose not to participate at all. We responded to the pandemic by protecting our employees and customers while keeping our doors open and working very long hours to make sure that our customers were taken care of well. At the same time, we had record mortgage closings. Although it was a tough quarter, we navigated well through the challenges and continue to stay TEXAS STRONG.”

Overall, net interest income for the second quarter of 2020 increased $8.33 million and $17.62 million from the first quarter of 2020 and the second quarter of 2019, respectively. Net interest income was positively impacted by the Company’s participation in the Small Business Administration Paycheck Protection Program (PPP), an increase in investment securities and the reduction in interest rates paid on deposits. The following table summarizes key net interest income and net interest margin metrics for the second and first quarters of 2020 and the second quarter of 2019:

	Three Months Ended (dollars in thousands)
	June 30, 2020	March 31, 2020	June 30, 2019
Interest income	$92,197	$88,100	$79,576
Interest expense	2,962	7,198	7,961

Net interest income	89,235	80,902	71,615
Tax equivalent adjustment (TE)	2,902	1,834	1,664

Net interest income (TE)	$92,137	$82,736	$73,279

Net interest margin	3.78%	3.91%	3.98%
Impact of accretion on acquired loans	0.04	0.02	0.02
Yield on interest-earning assets	3.90	4.25	4.41
Rate on interest-bearing liabilities	0.20	0.54	0.70

Average earning assets	$9,801,223	$8,501,225	$7,389,258

The Company processed approximately 6,500 PPP loans and funded $703.12 million ($586.03 million in average balances for the second quarter of 2020). The Company received PPP related origination fees totaling approximately $26.07 million and incurred incremental direct origination costs of $3.62 million, both of which have been deferred and are being amortized over the shorter of the repayment period or 24 months, the contractual life of these loans, totaling $2.83 million in the second quarter of 2020.

The provision for loan losses was $8.70 million in the second quarter of 2020 compared with $9.85 million in the first quarter of 2020 and $600 thousand in the second quarter of 2019. The Company’s provision for loan losses in the second quarter of 2020 continues to reflect uncertainty surrounding the economic impact caused by the coronavirus (COVID-19) and the decline in oil and gas prices. At June 30, 2020, the allowance for loan losses totaled $68.95 million, or 1.31 percent of loans held for investment, or 1.52 percent of loans held for investment excluding PPP loans, compared to $60.44 million at March 31, 2020, or 1.30 percent of loans held for investment.

Accounting Standards Update (ASU) 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (CECL), became effective for the Company on January 1, 2020. However, the COVID-19 related legislation included an option for entities to delay the implementation of CECL until the earlier of the termination date of the national emergency declaration by the President, or December 31, 2020. The Company elected to delay implementation of CECL and has calculated and recorded the provision for loan losses for the quarter under the incurred loss model that existed prior to CECL. The CECL related modeling continues to be refined as the Company moves to adopt CECL later this year.

Nonperforming assets as a percentage of loans and foreclosed assets totaled 0.75 percent at June 30, 2020, compared with 0.86 percent at March 31, 2020, and 0.69 percent at June 30, 2019. Classified loans totaled $200.90 million at June 30, 2020, compared to $190.35 million at March 31, 2020, and $126.04 million at June 30, 2019.

Beginning in mid-March of 2020, the Company began offering deferral and modification of principle and/or interest payments to selected borrowers on a case-by-case basis. At June 30, 2020, the Company had approximately 2,200 loans totaling $468.54 million in outstanding loans subject to deferral and modification agreements, representing 10.30 percent of outstanding loans held for investment, excluding PPP loans.

At June 30, 2020, loans with oil and gas industry exposure, excluding PPP loans, totaled $128.14 million, or 2.78 percent of total loans, excluding PPP loans. These loans comprised $28.37 million of classified loans including $3.70 million in nonperforming loan totals. At June 30, 2020, the Company’s allowance for loan loss specific reserves on its total oil and gas loan portfolio totaled 4.17 percent of total oil and gas loans, excluding PPP loans, and net charge-offs totaled $195 thousand and $801 thousand for the three and six-months ended June 30, 2020, respectively.

In addition, at June 30, 2020, loan balances in the retail/restaurant/hospitality industries, excluding PPP loans, totaled $338.76 million or 7.34 percent of the Company’s total loans, excluding PPP loans. These loans comprised $15.84 million of classified loans including $5.75 million in nonperforming loan totals. Net charge-offs related to this portfolio totaled $178 thousand and $308 thousand for the three and six-months ended June 30, 2020, respectively.

Noninterest income in the second quarter of 2020 rose to $36.92 million compared with $27.98 million in the same quarter a year ago. Trust fees decreased $66 thousand to $6.96 million in the second quarter of 2020 compared with $7.03 million in the same quarter last year. The fair value of trust assets managed increased to $6.78 billion from $6.19 billion a year ago. Service charges on deposits decreased to $4.32 million compared with $5.37 million in the same quarter a year ago due largely to the lack of economic activity caused by the pandemic during the second quarter of 2020. ATM, interchange and credit card fees increased 9.48 percent to $8.05 million compared with $7.35 million in the same quarter last year due to continued growth in the number of debit cards issued and our Bryan/College Station acquisition. Mortgage related income increased 189.68 percent to $13.68 million compared with $4.72 million in the same quarter a year ago due to a significant increase in the volume of loans originated. The Company’s mortgage loan pipeline increased to $182.14 million as of June 30, 2020, when compared to $65.90 million at June 30, 2019. Also included in noninterest income during the second quarter of 2020 was a gain on sale of securities of $1.51 million compared to $676 thousand from the same quarter a year ago.

Noninterest expense for the second quarter of 2020 totaled $53.32 million compared to $48.30 million in the second quarter of 2019. The Company’s efficiency ratio in the second quarter of 2020 was 41.32 percent compared with 47.71 percent in the same quarter last year. Included in noninterest expense in the second quarter of 2020 were salary and employee benefit costs of $30.81 million compared to $27.39 million in the same quarter a year ago, primarily driven by the Bryan/College Station acquisition, annual merit-based pay increases and higher mortgage related commissions, offset by the deferral of $3.62 million in PPP loan origination costs. Also included in noninterest expense in the second quarter of 2020 were conversion related costs totaling $583.46 thousand as a result of the Bryan/College Station acquisition.

As of June 30, 2020, consolidated assets for the Company totaled $10.34 billion compared to $9.70 billion at March 31, 2020 and $7.98 billion at June 30, 2019. Loans totaled $5.32 billion at June 30, 2020, compared with loans of $4.68 billion at March 31, 2020, and $4.06 billion at June 30, 2019. Deposits totaled $8.16 billion at June 30, 2020, compared to $7.21 billion at March 31, 2020, and $6.37 billion at June 30, 2019. Additional information related to the Company’s loan and deposit balances are as follows:

	Three Months Ended (dollars in thousands)
	June 30, 2020	March 31, 2020	June 30, 2019
Loans
Loans HFI, excluding PPP loans	$4,549,950	$4,639,389	$4,040,952
PPP loans, net of unearned income	703,117	—	—
Total loans held-for-investment	5,253,067	4,639,389	4,040,952
Loans held-for-sale	66,370	42,034	22,305
Allowance for loan losses	68,947	60,440	51,820

Deposits
Noninterest-bearing deposits	$2,941,679	$2,288,597	$2,167,552
Interest-bearing deposits without stated maturity	4,749,841	4,456,061	3,768,703
Time deposits	466,122	465,808	433,511

Total deposits	$8,157,642	$7,210,466	$6,369,766

Shareholders’ equity rose to $1.58 billion as of June 30, 2020, compared with $1.53 billion at March 31, 2020, and $1.16 billion at June 30, 2019, primarily from the Bryan/College Station acquisition. At June 30, 2020, the Company’s capital ratios significantly exceeded all well-capitalized requirements.

About First Financial Bankshares:

Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that through its subsidiary, First Financial Bank, N.A., operates multiple banking regions with 78 locations in Texas, including Abilene, Acton, Albany, Aledo, Alvarado, Beaumont, Boyd, Bridgeport, Brock, Bryan, Burleson, College Station, Cisco, Cleburne, Clyde, Conroe, Cut and Shoot, Decatur, Eastland, El Campo, Fort Worth, Fulshear, Glen Rose, Granbury, Grapevine, Hereford, Huntsville, Keller, Kingwood, Magnolia, Mauriceville, Merkel, Midlothian, Mineral Wells, Montgomery, Moran, New Waverly, Newton, Odessa, Orange, Palacios, Port Arthur, Ranger, Rising Star, Roby, San Angelo, Southlake, Stephenville, Sweetwater, Tomball, Trent, Trophy Club, Vidor, Waxahachie, Weatherford, Willis, and Willow Park. The Company also operates First Financial Trust & Asset Management Company, N.A., with nine locations and First Technology Services, Inc., a technology operating company.

The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial, please visit our website at http://www.ffin.com.

####

Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect”, “plan”, “anticipate”, “target”, “forecast” and “goal”. Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.

FIRST FINANCIAL BANKSHARES, INC.

CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

(In thousands, except share and per share data)

	As of
	2020		2019
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
ASSETS
Cash and due from banks	$188,373	$191,486	$231,534	$198,855	$178,345
Interest-bearing deposits in banks	196,426	76,378	47,920	31,410	128,652
Interest-bearing time deposits in banks	—	—	—	—	960
Federal funds sold	—	—	3,150	—	700
Investment securities	4,118,863	4,107,069	3,413,317	3,397,156	3,259,492
Loans	5,319,437	4,681,423	4,223,197	4,140,815	4,063,257
Allowance for loan losses	(68,947)	(60,440)	(52,499)	(51,889)	(51,820)

Net loans	5,250,490	4,620,983	4,170,698	4,088,926	4,011,437
Premises and equipment	138,933	139,554	131,022	132,367	134,322
Goodwill	313,481	312,842	171,565	171,565	171,565
Other intangible assets	5,884	6,392	2,102	2,340	2,586
Other assets	127,367	246,387	90,919	91,220	91,234

Total assets	$10,339,817	$9,701,091	$8,262,227	$8,113,839	$7,979,293

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$2,941,679	$2,288,597	$2,065,128	$2,210,997	$2,167,552
Interest-bearing deposits	5,215,963	4,921,869	4,538,678	4,186,686	4,202,214

Total deposits	8,157,642	7,210,466	6,603,806	6,397,683	6,369,766
Borrowings	449,224	857,871	381,356	400,155	362,005
Other liabilities	150,502	106,392	49,868	110,903	82,774
Shareholders’ equity	1,582,449	1,526,362	1,227,197	1,205,098	1,164,748

Total liabilities and shareholders’ equity	$10,339,817	$9,701,091	$8,262,227	$8,113,839	$7,979,293

	Quarter Ended
	2020		2019
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
INCOME STATEMENTS
Interest income	$92,197	$88,100	$82,123	$80,591	$79,576
Interest expense	2,962	7,198	6,801	7,953	7,961

Net interest income	89,235	80,902	75,322	72,638	71,615
Provision for loan losses	8,700	9,850	950	450	600

Net interest income after provision for loan losses	80,535	71,052	74,372	72,188	71,015
Noninterest income	36,919	28,732	27,347	28,669	27,976
Noninterest expense	53,321	55,318	51,938	48,910	48,304

Net income before income taxes	64,133	44,466	49,781	51,947	50,687
Income tax expense	10,663	7,234	8,393	8,867	8,594

Net income	$53,470	$37,232	$41,388	$43,080	$42,093

PER COMMON SHARE DATA
Net income - basic	$0.38	$0.26	$0.30	$0.32	$0.31
Net income - diluted	0.38	0.26	0.30	0.32	0.31
Cash dividends declared	0.13	0.12	0.12	0.12	0.12
Book Value	11.14	10.73	9.03	8.87	8.58
Market Value	$28.89	$26.84	$35.10	$33.33	$30.79
Shares outstanding - end of period	142,035,396	142,314,930	135,891,755	135,822,456	135,809,224
Average outstanding shares - basic	141,973,522	142,118,864	135,747,381	135,693,901	135,650,599
Average outstanding shares - diluted	142,454,083	142,735,208	136,539,286	136,369,328	136,218,235

PERFORMANCE RATIOS
Return on average assets	2.06%	1.63%	2.01%	2.15%	2.14%
Return on average equity	14.00	10.11	13.56	14.46	15.04
Return on average tangible equity	17.67	12.89	15.83	16.96	17.81
Net interest margin (tax equivalent)	3.78	3.91	3.99	3.94	3.98
Efficiency ratio	41.32	49.63	49.75	47.54	47.71

	Six Months Ended June 30,
	2020	2019
INCOME STATEMENTS
Interest income	$180,297	$156,477
Interest expense	10,159	15,348

Net interest income	170,138	141,129
Provision for loan losses	18,550	1,565

Net interest income after provision for loan losses	151,588	139,564
Noninterest income	65,651	52,413
Noninterest expense	108,640	95,673

Net income before income taxes	108,599	96,304
Income tax expense	17,898	15,959

Net income	$90,701	$80,345

PER COMMON SHARE DATA
Net income - basic	$0.64	$0.59
Net income - diluted	0.64	0.59
Cash dividends declared	0.25	0.23
Book Value	11.14	8.58
Market Value	$28.89	$30.79
Shares outstanding - end of period	142,035,396	135,809,224
Average outstanding shares - basic	142,045,779	135,572,859
Average outstanding shares - diluted	142,519,308	136,195,811
PERFORMANCE RATIOS
Return on average assets	1.86%	2.08%
Return on average equity	12.09	14.78
Return on average tangible equity	15.33	17.58
Net interest margin (tax equivalent)	3.84	3.99
Efficiency ratio	45.17	48.56

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Quarter Ended
	2020		2019
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$60,440	$52,499	$51,889	$51,820	$51,585
Loans charged off	(894)	(2,227)	(834)	(767)	(1,061)
Loan recoveries	701	318	494	386	696

Net recoveries (charge-offs)	(193)	(1,909)	(340)	(381)	(365)
Provision for loan losses	8,700	9,850	950	450	600

Balance at end of period	$68,947	$60,440	$52,499	$51,889	$51,820

Allowance for loan losses / period-end loans	1.30%	1.29%	1.24%	1.25%	1.28%
Allowance for loan losses / nonperforming loans	174.83	153.16	212.02	200.75	190.66
Net charge-offs / average loans (annualized)	0.01	0.16	0.03	0.04	0.04

SUMMARY OF LOAN CLASSIFICATION
Special Mention	$63,489	$87,099	$63,371	$46,300	$51,490
Substandard	137,408	103,249	77,284	72,904	74,550
Doubtful	—	—	—	—	—

Total classified loans	$200,897	$190,348	$140,655	$119,204	$126,040

NONPERFORMING ASSETS
Nonaccrual loans	$39,320	$39,226	$24,582	$25,717	$26,408
Accruing troubled debt restructured loans	25	26	26	27	471
Accruing loans 90 days past due	92	209	153	104	300

Total nonperforming loans	39,437	39,461	24,761	25,848	27,179
Foreclosed assets	287	983	1,009	1,364	681

Total nonperforming assets	$39,724	$40,444	$25,770	$27,212	$27,860

As a % of loans and foreclosed assets	0.75%	0.86%	0.61%	0.66%	0.69%
As a % of end of period total assets	0.38	0.42	0.31	0.34	0.35

OIL AND GAS PORTFOLIO INFORMATION *
Oil and gas loans	$128,143	$117,223	$119,789	$122,908	$107,097
Oil and gas loans as a % of total loans	2.78%	2.50%	2.84%	2.97%	2.64%
Classified oil and gas loans	28,366	22,032	7,041	7,953	3,438
Nonaccrual oil and gas loans	3,702	3,477	481	519	621
Net charge-offs for oil and gas loans	195	606	—	—	—
Allowance for oil and gas loans as a % of oil and gas loans	4.17%	4.46%	2.54%	2.87%	2.95%
* Excluding PPP loans

RETAIL/RESTAURANT/HOSPITALITY PORTFOLIO INFORMATION *
Retail loans	$216,244	$217,380
Restaurant loans	46,418	25,570
Hotel loans	51,957	46,690
Other hospitality loans	23,230	8,470
Travel loans	908	937

Total Retail/Restaurant/Hospitality loans	$338,757	$299,047

Retail/Restaurant/ Hospitality loans as a % of total loans	7.34%	6.39%
Classifieds Retail/Restaurant/Hospitality loans	$15,837	$5,680
Nonaccruals Retail/Restaurant/ Hospitality loans	5,752	867
Net Charge-offs for Retail/Restaurant/Hospitality loans	178	130
* Excluding PPP loans

CAPITAL RATIOS
Common equity Tier 1 capital ratio	20.78%	19.55%	20.06%	20.05%	20.04%
Tier 1 capital ratio	20.78	19.55	20.06	20.05	20.04
Total capital ratio	22.03	20.65	21.13	21.14	21.16
Tier 1 leverage ratio	11.25	12.49	12.60	12.58	12.29
Tangible Common Equity ratio	12.00	13.09	12.43	12.94	12.31
Equity/Assets ratio	15.30	15.73	14.85	14.85	14.60

	Quarter Ended
	2020		2019
	June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,
NONINTEREST INCOME
Trust fees	$6,961	$7,437	$7,344	$7,051	$7,027
Service charges on deposits	4,318	5,915	5,861	5,629	5,374
ATM, interchange and credit card fees	8,049	7,400	7,943	7,728	7,352
Gain on sale and fees on mortgage loans	13,676	3,852	4,216	5,733	4,721
Net gain on sale of available-for-sale securities	1,512	2,062	5	52	676
Net gain (loss) on sale of foreclosed assets	52	1	81	71	53
Net gain (loss) on sale of assets	(24)	116	78	235	6
Interest on loan recoveries	154	265	277	575	903
Other noninterest income	2,221	1,684	1,542	1,595	1,864

Total noninterest income	$36,919	$28,732	$27,347	$28,669	$27,976

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$28,836	$28,670	$27,175	$27,030	$25,510
Cost related to termination of pension plan	—	—	1,700	—	—
Profit sharing expense	1,978	972	2,766	1,520	1,884
Net occupancy expense	3,101	3,027	2,784	2,830	2,779
Equipment expense	2,010	2,075	2,043	2,225	2,331
FDIC insurance premiums	463	45	—	15	538
ATM, interchange and credit card expenses	2,610	2,985	2,419	2,627	2,427
Legal, tax and professional fees	2,931	2,921	2,353	2,274	2,302
Audit fees	739	411	233	341	455
Printing, stationery and supplies	533	566	465	480	502
Amortization of intangible assets	508	509	238	246	264
Advertising and public relations	1,011	1,195	1,791	1,745	1,630
Operational and other losses	728	576	626	507	480
Software amortization and expense	2,010	2,024	2,158	1,767	1,783
Other noninterest expense	5,863	9,342	5,187	5,303	5,419

Total noninterest expense	$53,321	$55,318	$51,938	$48,910	$48,304

TAX EQUIVALENT YIELD ADJUSTMENT	$2,902	$1,834	$1,732	$1,575	$1,664

	Six Months Ended June 30,
	2020	2019
NONINTEREST INCOME
Trust fees	$14,398	$14,006
Service charges on deposits	10,233	10,550
ATM, interchange and credit card fees	15,449	14,192
Gain on sale and fees on mortgage loans	17,528	8,195
Net gain (loss) on sale of available-for-sale securities	3,574	676
Net gain (loss) on sale of foreclosed assets	53	122
Net gain (loss) on sale of assets	92	6
Interest on loan recoveries	419	1,241
Other noninterest income	3,905	3,425

Total noninterest income	$65,651	$52,413

NONINTEREST EXPENSE
Salaries, commissions and employee benefits, excluding profit sharing	$57,506	$50,543
Loss from partial settlement of pension plan	—	900
Profit sharing expense	2,950	3,375
Net occupancy expense	6,128	5,542
Equipment expense	4,085	4,784
FDIC insurance premiums	508	1,076
ATM, interchange and credit card expenses	5,595	4,810
Legal, tax and professional fees	5,852	4,457
Audit fees	1,150	872
Printing, stationery and supplies	1,099	868
Amortization of intangible assets	1,017	532
Advertising and public relations	2,206	3,278
Operational and other losses	1,304	746
Software amortization and expense	4,034	3,380
Other noninterest expense	15,206	10,510

Total noninterest expense	$108,640	$95,673

TAX EQUIVALENT YIELD ADJUSTMENT	$4,735	$3,484

FIRST FINANCIAL BANKSHARES, INC.

SELECTED FINANCIAL DATA (UNAUDITED)

(In thousands)

	Three Months Ended			Three Months Ended
	June 30 2020			Mar. 31 2020
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$840	$1	0.51%	$2,712	$10	1.50%
Interest-bearing deposits in nonaffiliated banks	352,628	86	0.10	220,906	745	1.36
Taxable securities	2,399,364	14,030	2.34	2,263,329	14,655	2.59
Tax exempt securities	1,800,339	14,733	3.27	1,346,842	11,200	3.33
Loans	5,248,052	66,249	5.08	4,667,436	63,323	5.46

Total interest-earning assets	9,801,223	$95,099	3.90%	8,501,225	$89,933	4.25%
Noninterest-earning assets	663,595			692,432

Total assets	$10,464,818			$9,193,657

Interest-bearing liabilities:
Deposits	$5,135,772	$2,550	0.20%	$4,904,087	$6,680	0.55%
Borrowings	877,076	412	0.19	460,605	517	0.45

Total interest-bearing liabilities	6,012,848	$2,962	0.20%	5,364,692	$7,197	0.54%
Noninterest-bearing liabilities	2,915,461			2,348,485
Shareholders’ equity	1,536,509			1,480,480

Total liabilities and shareholders’ equity	$10,464,818			$9,193,657

Net interest income and margin (tax equivalent)		$92,137	3.78%		$82,736	3.91%

	Three Months Ended			Three Months Ended
	Dec. 31, 2019			Sept. 30, 2019
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$1,198	$6	2.03%	$3,006	$19	2.52%
Interest-bearing deposits in nonaffiliated banks	54,841	218	1.58	61,465	363	2.34
Taxable securities	2,185,777	14,165	2.59	2,183,930	14,292	2.62
Tax exempt securities	1,243,487	10,695	3.44	1,132,279	10,075	3.56
Loans	4,185,716	58,771	5.57	4,094,235	57,417	5.56

Total interest-earning assets	7,671,019	$83,855	4.34%	7,474,915	$82,166	4.36%
Noninterest-earning assets	500,924			489,446

Total assets	$8,171,943			$7,964,361

Interest-bearing liabilities:
Deposits	$4,336,063	$6,052	0.55%	$4,156,850	$7,123	0.68%
Borrowings	417,316	749	0.71	388,235	830	0.85

Total interest-bearing liabilities	4,753,379	$6,801	0.57%	4,545,085	$7,953	0.69%
Noninterest-bearing liabilities	2,207,508			2,237,462
Shareholders’ equity	1,211,056			1,181,814

Total liabilities and shareholders’ equity	$8,171,943			$7,964,361

Net interest income and margin (tax equivalent)		$77,054	3.99%		$74,213	3.94%

	Three Months Ended
	June 30, 2019
	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$5,436	$39	2.88%
Interest-bearing deposits in nonaffiliated banks	107,381	628	2.35
Taxable securities	2,063,497	13,925	2.70
Tax exempt securities	1,169,889	10,615	3.63
Loans	4,043,055	56,033	5.56

Total interest-earning assets	7,389,258	$81,240	4.41%
Noninterest-earning assets	487,931

Total assets	$7,877,189

Interest-bearing liabilities:
Deposits	$4,196,123	$7,286	0.70%
Borrowings	378,389	675	0.72

Total interest-bearing liabilities	4,574,512	$7,961	0.70%
Noninterest-bearing liabilities	2,180,361
Shareholders’ equity	1,122,316

Total liabilities and shareholders’ equity	$7,877,189

Net interest income and margin (tax equivalent)		$73,279	3.98%

	Six Months Ended			Six Months Ended
	June 30, 2020			June 30, 2019
	Average	Tax Equivalent	Yield /	Average	Tax Equivalent	Yield /
	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:
Federal funds sold	$1,776	$11	1.26%	$5,166	$73	2.84%
Interest-bearing deposits in nonaffiliated banks	290,469	831	0.58	103,839	1,213	2.35
Taxable securities	2,331,347	28,685	2.46	1,994,563	27,213	2.73
Tax exempt securities	1,573,591	25,933	3.30	1,198,016	21,893	3.65
Loans	4,957,744	129,572	5.26	4,008,275	109,569	5.51

Total interest-earning assets	9,154,927	$185,032	4.06%	7,309,859	$159,961	4.41%
Noninterest-earning assets	674,311			498,094

Total assets	$9,829,238			$7,807,953

Interest-bearing liabilities:
Deposits	$5,019,929	$9,231	0.37%	$4,170,250	$13,947	0.67%
Borrowings	668,840	928	0.28	393,432	1,401	0.72

Total interest-bearing liabilities	5,688,769	$10,159	0.36%	4,563,682	$15,348	0.68%
Noninterest-bearing liabilities	2,631,974			2,148,398
Shareholders’ equity	1,508,495			1,095,873

Total liabilities and shareholders’ equity	$9,829,238			$7,807,953

Net interest income and margin (tax equivalent)		$174,873	3.84%		$144,613	3.99%